Exhibit 10.1

                   AGREEMENT TO TERMINATE SEPARATION AGREEMENT
                   -------------------------------------------

     THIS AGREEMENT TO TERMINATE SEPARATION AGREEMENT is made as of the 31st day of January 2005, by and between ANTs software inc., a Delaware Corporation (the "Company"), and Francis K. Ruotolo (the "Executive").

                                 R E C I T A L S

     WHEREAS, the parties entered into that certain Separation Agreement dated January 8, 2001 (the "Separation Agreement"); and

     WHEREAS, the parties desire to terminate the Separation Agreement in its entirety;

     NOW THEREFORE, it is hereby agreed as follows:

     1. Termination of Separation Agreement. The Parties hereby terminate and cancel the Separation Agreement, effective immediately. The Separation Agreement shall be of no further force or effect, no provision of the Separation Agreement shall have any force or effect nor shall any such provision control or otherwise be binding upon the parties.

     2. Release. Executive, on behalf of himself and his heirs, successors and assigns, hereby fully releases and forever discharges the Company, including each of its officers, directors, agents, employees, attorneys, parents, affiliates and/or subsidiaries, from any and all claims, actions and liabilities of any kind or character whatsoever, directly or indirectly related to or arising out of the Separation Agreement or termination of the Separation Agreement.

     3. Miscellaneous. This Agreement is not assignable without the written consent of the parties hereto. This Agreement shall be governed by and construed under the laws of the State of California without regard to its conflict of law rules. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the other party hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and Executive. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision, or such portion of such provision as may be necessary, shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be thereafter enforceable in accordance with its terms. In the event of any claim, dispute, litigation, arbitration or action concerning or related to this Agreement, or any alleged breach of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs of suit and disbursements in addition to any other remedies or damages which may be properly awarded or awardable. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement. Both parties have had an opportunity for legal review of all of the terms hereof. The parties therefore agree that, in interpreting any issues which may arise, any rules of construction related to who prepared this Agreement or otherwise are not intended and shall be inapplicable, each party having contributed or having had the opportunity to contribute to clarify any issue, and the parties hereto being joint authors hereof. This Agreement is the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     ANTS SOFTWARE INC.


By: /s/ Boyd Pearce                            /s/ Francis K. Ruotolo
    ---------------                            ----------------------
    Boyd Pearce, President and                 Francis K. Ruotolo
    Chief Operating Officer


    Address: 801 Mahler Road, Suite G          Address: C/O ANTs software inc.
             Burlingame, CA 94010                       801 Mahler Road, Suite G
                                                        Burlingame, CA 94010